UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2010
Sykes Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
No.)

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
New Credit Agreement and Borrowings
          On February 2, 2010, Sykes Enterprises, Incorporated (“Sykes”), entered into a Credit Agreement with a group of lenders and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent, a copy of which is attached to this Report as Exhibit 10.1. The Credit Agreement provides for a $75 million term loan to Sykes and a $75 million revolving credit facility. Sykes drew down the full $75 million term loan on February 2, 2010 in connection with the acquisition of ICT Group, Inc. on such date. See Item 2.01 — Completion of Acquisition or Disposition of Assets below.
     The $75 million revolving credit facility provided under the Credit Agreement replaces Sykes’ previous senior revolving credit facility provided by KeyBank under the Credit Agreement among Sykes, the lenders named therein and Keybank, as Lead Arranger, Sole Book Runner and Administrative Agent, dated March 30, 2009, as amended, which agreement was terminated simultaneous with entering into the new Credit Agreement.
     Set forth below is a summary of the material terms of the Credit Agreement. The summary is not complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1.
Maturity
     The term loan and the revolving facility will mature on February 1, 2013.
Revolver Sub-Limits
     The revolving facility includes a $40 million multi-currency sub-facility, a $10 million swingline sub-facility and a $5 million letter of credit sub-facility.
Interest Rate
     Borrowings under the $150 million facility (both the term loan and the revolving facility) will bear interest at either LIBOR or the base rate plus, in each case, an applicable margin based on Sykes’ leverage ratio. The applicable interest rate will be determined quarterly based on Sykes’ leverage ratio at such time. The base rate is a rate per annum equal to the greatest of (i) the rate of interest established by Key, from time to time, as its “prime rate”; (ii) the Federal Funds effective rate in effect from time to time, plus 1/2 of 1% per annum; and (iii) the then-applicable LIBOR rate for one month interest periods, plus 1.00%. Swing Line Loans will bear interest only at the base rate plus the base rate margin.
Interest Payments

     For base rate borrowings, the interest payments are due quarterly. For LIBOR borrowings, the interest payments are due at the end of each LIBOR interest period, but in no case more than three months.
Term Loan Amortization
     The term loan will be repaid in quarterly amounts commencing on June 30, 2010 and continuing at the end of each quarter thereafter as follows: $2.5 million per quarter in 2010, $3.75 million per quarter in 2011, $5 million per quarter in 2012, with a final payment due at maturity.
Fees
     Sykes is required to pay certain customary fees, including a commitment fee which is due quarterly in arrears and calculated on the average unused amount of the revolving facility.
Guarantees and Security
     The $150 million facility is guaranteed by all of Sykes’ existing and future direct and indirect material U.S. subsidiaries and secured by a pledge of 100% of the non-voting and 65% of the voting capital stock of all the direct foreign subsidiaries of Sykes and the guarantors.
Mandatory Prepayments
          If for any reason the amount outstanding under the revolving facility exceeds the combined revolving facility commitment as then in effect, Sykes will be required to prepay such excess. Further, until the term loan is repaid in full, subject to certain exceptions (including reinvestment rights), the $150 million facility will require Sykes to prepay the outstanding loans with:
•	100% of the net cash proceeds of all asset dispositions;

•	100% of net insurance and condemnation proceeds; and

•	100% of the net cash proceeds from debt issuances;

•	50% of the net proceeds from equity issuances.
Other Terms and Conditions
     The credit agreement contains usual and customary terms and conditions, including usual and customary conditions precedent for advances, affirmative covenants, negative covenants, financial reporting requirements, financial covenants, representations and warranties, indemnities, events of default and remedies, agency provisions, and other provisions customary for transactions of this type.

     Among the negative covenants, the credit agreement includes restrictions on acquisitions (other than the acquisition of ICT Group), indebtedness, investments, liens, asset sales, affiliate transactions, and equity issuances by subsidiaries.
     Among the financial covenants, the credit agreement provides that:
•	The leverage ratio cannot exceed 2.25 to 1 at any time;

•	The interest coverage ratio cannot be less than 3 to 1 at any time;

•	Sykes will not be permitted to undertake capital expenditures in excess of $80 million in 2010; thereafter, Sykes will not be permitted to undertake capital expenditures in excess of an amount equal to (a) $85,000,000) plus (b) the lesser of (1) $30,000,000 or (2) the difference between the amount of consolidated capital expenditures permitted pursuant to the Credit Agreement during the previous year and the actual amount of consolidated capital expenditures made during the previous year.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Acquisition of ICT Group, Inc.
     On February 2, 2010, Sykes Enterprises, Incorporated, completed its acquisition of ICT Group, Inc., a Pennsylvania corporation (“ICT Group”). Pursuant to the Agreement and Plan of Merger, dated October 5, 2009, among Sykes, SH Merger Subsidiary I, Inc., a Pennsylvania corporation and direct wholly-owned subsidiary of Sykes (“Merger Sub”), Sykes Acquisition, LLC, a Florida limited liability company and direct wholly-owned subsidiary of Sykes (formerly know as SH Merger Subsidiary II, LLC) (“Sykes Acquisition”), and ICT Group, Merger Sub was merged with and into ICT Group, and then ICT Group was merged with and into Sykes Acquisition. Sykes Acquisition survived the merger as a wholly-owned subsidiary of Sykes.
     As a result of the merger of Merger Sub and ICT Group,
•
each outstanding share of ICT Group’s common stock, par value $0.01 per share, was converted into the right to receive $7.69 in cash, without interest, and 0.3423 of a share of Sykes common stock, par value $0.01 per share;

•
each outstanding ICT stock option, whether or not then vested and exercisable, became fully vested and exercisable immediately prior to, and then was canceled at, the effective time of the merger, and the holder of such option became entitled to receive an amount in cash, without interest and less any applicable taxes to be withheld, equal to (i) the excess, if any, of (1) $15.38 over (2) the exercise price per share of ICT common stock subject to such ICT stock option, multiplied by (ii) the total number of shares of ICT common stock underlying such ICT stock option, with the aggregate amount of such payment rounded up to the nearest cent. If the exercise price was equal to or greater than $15.38, then the stock option was canceled without any payment to the stock option holder; and

•
each outstanding restricted stock unit (“RSU”) of ICT Group became fully vested and then was canceled and the holder of such vested awards became entitled to receive $15.38 in cash, without interest and less any applicable taxes to be withheld, in respect of each share of ICT common stock into which the RSU would otherwise have been convertible.

          The foregoing description of the merger agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the merger agreement, which is incorporated herein by reference as Exhibit 2.1.
Forward-Looking Statements
          This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Sykes and ICT Group, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Sykes’ management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
          The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the acquisition of ICT Group will not be realized, or will not be realized within the expected time period; the possibility that the businesses of Sykes and ICT Group will not be integrated successfully; disruption from the acquisition making it more difficult to maintain business and operational relationships; and Sykes’ ability to accurately predict future market conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Registration Statement on Form S-4 filed by Sykes with the SEC on December 29, 2009 relating to the ICT acquisition under the heading “Risk Factors,” Sykes’ 2008 Annual Report on Form 10-K, ICT Group’s 2008 Annual Report on Form 10-K and each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov).

Item 9.01.	Financial Statements and Exhibits.
     (d) The following exhibits are included with this Report:

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 5, 2009, among ICT Group, Inc., Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., and SH Merger Subsidiary II, LLC (included as Exhibit 2.1 to the Registration Statement filed with the SEC on December 31, 2009 and incorporated herein by reference).

Exhibit 10.1	Credit Agreement, dated February 2, 2010, between Sykes Enterprises, Incorporated, the lenders party thereto and KeyBank National Association, as Lead Arranger, Sole Book Runner and Administrative Agent

Exhibit 99.1	Press release of Sykes Enterprises, Incorporated announcing the completion of the acquisition of ICT Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
Date: February 2, 2010	By:	/s/ W. Michael Kipphut
Senior Vice President and
Chief Financial Officer